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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Value Fund, Inc.


We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-1663 of our report dated August 26, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 26, 1997